EXHIBIT 10.4

Execution Version

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made as of December 21, 2017, by and among Estre USA Inc. (f/k/a Boulevard Acquisition Corp. II), a Delaware corporation (the “Company”), Estre Ambiental, Inc. (f/k/a Boulevard Acquisition Corp II Cayman Holding Company), an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Newco”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement, dated as of September 21, 2015, and filed with the United States Securities and Exchange Commission on September 28, 2015 (the “Existing Warrant Agreement”);

WHEREAS, capitalized terms used herein, but not otherwise defined, shall have the meanings given to such terms in the Existing Warrant Agreement;

WHEREAS, pursuant to the Existing Warrant Agreement, the Company issued (a) 9,750,000 warrants to the Sponsor and an unaffiliated purchaser (collectively, the “Private Placement Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) simultaneously with the closing of the Offering, at a purchase price of $1.00 per Private Placement Warrant, with each Private Placement Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share, and (b) 18,500,000 warrants to public investors in the Offering (collectively, the “Public Warrants”) to purchase shares of Common Stock, with each Public Warrant being exercisable for one share of Common Stock and with an exercise price of $11.50 per share;

WHEREAS, on August 15, 2017, that certain Business Combination Agreement was entered into by and among the Company and Estre Ambiental S.A., sociedad anonima organized under the laws of Brazil (“Estre”);

WHEREAS, on September 11, 2017, that certain Amended and Restated Business Combination Agreement (as amended, the “Amended and Restated Business Combination Agreement”) was entered into by and among the Company, Estre, Newco and BII Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Newco (“Merger Sub”);

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, pursuant to the provisions of the Amended and Restated Business Combination Agreement Merger Sub will merge with and into the Company with the Company surviving such merger as a wholly owned subsidiary of Newco (the “Merger”), and, as a result of the Merger, the holders of Common Stock of the Company shall become holders of Ordinary Shares of Newco, par value $0.0001 per share (the “Ordinary Shares”);

WHEREAS, upon consummation of the Merger, as provided in Section 4.4 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for shares of Common

Stock but instead will be exercisable (subject to the terms and conditions of the Existing Warrant Agreement as amended hereby) for Ordinary Shares of Newco;

WHEREAS, on December 13, 2017, the Company, Estre and the Sponsor entered into a warrant forfeiture agreement, pursuant to which the Sponsor agreed to cause the forfeiture and surrender of 3,748,600 of the Private Placement Warrants to the Company;

WHEREAS, in connection with an investment by Avenue Boulevard Co-Investment Vehicle, LLC (“AB Co-Invest”), Newco will issue AB Co-Invest (following consummation of the Merger) 3,748,600 Warrants to purchase Ordinary Shares of Newco (collectively, the “New Warrants”), with each New Warrant being exercisable for one Ordinary Share with an exercise price of $11.50 per share;

WHEREAS, the Board of the Company has determined that the consummation of the transactions contemplated by the Amended and Restated Business Combination Agreement will constitute a Business Combination (as defined in Section 3.2 of the Existing Warrant Agreement);

WHEREAS, in connection with the Merger, the Company desires to assign all of its right, title and interest in the Existing Warrant Agreement to Newco and Newco wishes to accept such assignment; and

WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the Registered Holders.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows.

1.                                      Assignment and Assumption; Consent.

1.1                               Assignment and Assumption.  The Company hereby assigns to Newco all of the Company’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby) as of the Effective Time (as defined in the Amended and Restated Business Combination Agreement).  Newco hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of the Company’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising from and after the Effective Time.

1.2                               Consent.  The Warrant Agent hereby consents to the assignment of the Existing Warrant Agreement by the Company to Newco pursuant to Section 1.1 hereof effective as of the Effective Time, and the assumption of the Existing Warrant Agreement by Newco from the Company pursuant to Section 1.1 hereof effective as of the Effective Time, and to the continuation of the Existing Warrant Agreement in full force and effect from and after the

Effective Time, subject at all times to the Existing Warrant Agreement (as amended hereby) and to all of the provisions, covenants, agreements, terms and conditions of the Existing Warrant Agreement and this Agreement.

2.                                      Amendment of Existing Warrant Agreement.  The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, effective as of the Effective Time, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are necessary or desirable and that such amendments do not adversely affect the interests of the Registered Holders:

2.1                               Preamble.  The preamble on page one of the Existing Warrant Agreement is hereby amended by deleting “Boulevard Acquisition Corp. II, a Delaware corporation” and replacing it with “Estre Ambiental, Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands”. As a result thereof, all references to the “Company” in the Existing Warrant Agreement shall be references to Estre Ambiental, Inc. rather than Boulevard Acquisition Corp. II.

2.2                               Recitals.  The recitals on pages one and two of the Existing Warrant Agreement are hereby deleted and replaced in their entirety as follows:

“WHEREAS, on September 3, 2015, Boulevard Acquisition Corp. II (“Boulevard Acquisition”) entered into that certain Sponsor Warrants Purchase Agreement, as amended and restated on September 14, 2015 (the “Private Placement Warrants Purchase Agreement”), with Boulevard Acquisition Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor agreed to purchase an aggregate of 9,350,000 warrants (or up to 10,400,000 warrants if the Over-allotment Option (as defined below) in connection with the in the Offering (as defined below) is exercised in full) simultaneously with the closing of the Offering bearing the legend set forth in Exhibit B hereto (the “Private Placement Warrants”) at a purchase price of one dollar ($1.00) per Private Placement Warrant; and

WHEREAS, the Sponsor and Capitol Acquisition Partners, LLC, a Delaware limited liability company (“Capitol”), have entered into that certain Private Warrants Purchase Assignment Agreement, dated as of September 18, 2015 (the “Private Warrants Purchase Agreement”), pursuant to which the Sponsor assigned to Capitol the right and obligation to purchase 233,750 of the Private Placement Warrants (or up to 260,000 Private Placement Warrants if the Over-allotment Option in connection with the Company’s Offering is exercised in full), simultaneously with the closing of the Offering at a purchase price of one dollar ($1.00) per Private Placement Warrant; and

WHEREAS, pursuant to the Private Placement Warrants Purchase Agreement and the Private Warrants Purchase Agreement, in connection with the Offering (including the partial exercise by the underwriters of the Over-allotment Option in the Offering), Sponsor purchased 9,506,250 Private Placement Warrants and Capitol purchased 243,750 Private Placement Warrants; and

WHEREAS, on September 25, 2015, Boulevard Acquisition consummated an initial public offering of 35,000,000 units and on October 9, 2015 Boulevard Acquisition issued and sold an additional 2,000,000 units pursuant to the underwriters’ partial exercise of their over-allotment option (collectively, the “Offering”), each such unit comprised of one share of Boulevard Acquisition Common Stock (as defined below) and half of one Public Warrant (as defined below) (the “Units”) and, in connection therewith, issued and delivered 18,500,000 warrants to public investors in the Offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”).  Each whole Warrant entitled the holder thereof to purchase one share of Class A Common Stock of Boulevard Acquisition, par value $.0001 per share, (the “Boulevard Acquisition Common Stock”), for $11.50 per share, subject to adjustment as described herein; and

WHEREAS, Boulevard Acquisition has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1, No. 333-206077 (the “Registration Statement”) and prospectus (the “Prospectus”), for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Units, the Public Warrants and the Boulevard Acquisition Common Stock included in the Units; and

WHEREAS, on December 21, 2017, the Company, Boulevard Acquisition and the Warrant Agent entered into an Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”), pursuant to which Boulevard Acquisition assigned this Agreement to the Company and the Company assumed this Agreement from Boulevard Acquisition; and

WHEREAS, Boulevard Acquisition, the Company, Estre Ambiental S.A., sociedad anonima organized under the laws of Brazil (“Estre”) and BII Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”) are parties to that certain Amended and Restated Business Combination Agreement, dated as of September 11, 2017 (as amended, the “Business Combination Agreement”), which, among other things, provides for the merger of Merger Sub with and into Boulevard Acquisition with Boulevard Acquisition surviving such merger as a wholly owned subsidiary of the Company (the “Merger”), and, as a result of the Merger, the holders of Boulevard Acquisition Common Stock shall become holders of Ordinary Shares of the Company, par value $0.0001 per share (“Ordinary Shares”); and

WHEREAS, pursuant to the Business Combination Agreement, the Warrant Assumption Agreement and Section 4.4 of this Agreement, effective as of the Effective Time (as defined in the Business Combination Agreement), Warrants will no longer be exercisable for shares of Boulevard Acquisition Common Stock but instead will be exercisable (subject to the terms and conditions of this Agreement) for Ordinary Shares of the Company; and

WHEREAS, on December 13, 2017, Boulevard Acquisition, Estre and the Sponsor entered into a warrant forfeiture agreement pursuant to which the Sponsor agreed to cause the forfeiture and surrender of 3,748,600 of the Private Placement Warrants to Boulevard Acquisition (and, pursuant to such agreement, Sponsor forfeited

3,654,885 Private Placement Warrants and Capitol forfeited 93,715 Private Placement Warrants); and

WHEREAS, in connection with an investment by Avenue Boulevard Co-Investment Vehicle, LLC (“AB Co-Invest”), the Company issued AB Co-Invest (following consummation of the Merger) 3,748,600 Warrants of the Company to purchase Ordinary Shares, with each such Warrant being exercisable for one Ordinary Share with an exercise price of $11.50 per share; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants (including the Warrants issued to AB Co-Invest); and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:”

2.3                               Reference to Ordinary Shares.  All references to “Common Stock” in the Existing Warrant Agreement (including all Exhibits thereto) shall mean “Ordinary Shares” of Newco.

2.4                               Detachability of Warrants.  Section 2.4 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“[INTENTIONALLY OMITTED]”

Except that the defined terms “Business Day” and “Over-allotment Option” set forth therein shall be retained for all purposes of the Existing Warrant Agreement.

2.5                               Duration of Warrants.  The first sentence of Section 3.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is thirty (30) days after the consummation of the transactions contemplated by the Amended and Restated Business Combination Agreement (a “Business Combination”), and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the Business Combination is completed, (y) the liquidation of the Company, or (z) other than with respect to the Private Placement Warrants, the Redemption Date (as defined below) as provided in Section 6.2 hereof (the “Expiration Date”); provided, however, that the exercise of any Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below with respect to an effective registration statement.”

3.                                      Miscellaneous Provisions.

3.1                               Effectiveness of Warrant.  Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Merger (as defined in the Amended and Restated Business Combination Agreement) and shall automatically be terminated and shall be null and void if the Amended and Restated Business Combination Agreement shall be terminated for any reason.

3.2                               Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

3.3                               Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.4                               Applicable Law.  The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

3.5                               Examination of the Warrant Agreement.  A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

3.6                               Counterparts.  This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

3.7                               Effect of Headings.  The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

3.8                               Entire Agreement.  This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

ESTRE USA INC. (f/k/a Boulevard Acquisition Corp. II)

By:	/s/ Stephen S. Trevor
Name:	Stephen S. Trevor
Title:	Chief Executive Officer, President and Secretary

ESTRE AMBIENTAL, INC. (f/k/a Boulevard Acquisition Corp. II Cayman Holding Company)

By:	/s/ David Phillips
Name:	David Phillips
Title:	Chief Executive Officer and Chief Financial Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Henry Farrell
Name:	Henry Farrell
Title:	Vice President

[Signature Page to Assignment, Assumption and Amendment Agreement]